Exhibit 99.2

Repare Therapeutics Announces Pricing of Upsized Offering of Common Shares

Cambridge, Mass. & Montreal, Quebec, October 27, 2021 – Repare Therapeutics Inc. (Nasdaq: RPTX), a leading precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics, today announced the pricing of an upsized underwritten public offering of 4,000,000 of its common shares at a public offering price of $22.00 per share, for total gross proceeds of $88.0 million, before deducting underwriting commissions and offering expenses payable by Repare. All of the common shares are being offered by Repare. The offering is expected to close on November 1, 2021, subject to customary closing conditions. In addition, Repare has granted the underwriters a 30-day option to purchase up to an additional 600,000 of its common shares at the public offering price, less underwriting commissions.

Morgan Stanley, Goldman Sachs & Co. LLC, Cowen and Piper Sandler are acting as joint book-running managers for the offering.

The securities described above are being offered pursuant to an automatically effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (SEC) on July 2, 2021. This offering is being made only by means of a prospectus supplement and the accompanying prospectus which forms a part of the effective shelf registration statement.

A preliminary prospectus supplement related to the offering (including the accompanying prospectus) has been previously filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement related to the offering and the accompanying prospectus may be obtained, when available, by visiting the SEC’s website or by contacting:

Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone: 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com; Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at 800-747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes its lead product candidate, RP-3500, a potential leading ATR inhibitor currently in Phase 1/2 clinical development, its second clinical candidate, RP-6306, a PKMYT1 inhibitor currently in Phase 1 clinical development, a PolÎ¸ inhibitor program, as well as eight other early-stage, pre-clinical programs.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to Repare’s expectations regarding the timing and completion of the proposed securities offering. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and no assurance can be given that the securities offering discussed above will be consummated on the terms described or at all. Completion of the offering is subject to numerous factors, many of which are beyond the control of Repare, including, without limitation, market conditions, failure of customary closing conditions and the risk factors and other matters set forth in Repare’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and other filings Repare makes with the SEC from time to time. Repare undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Repare Contact:

Steve Forte

Chief Financial Officer

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Kimberly Minarovich

Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902